SECOND AMENDMENT TO
AMENDED AND RESTATED OPERATING AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED OPERATING
AGREEMENT ("Second Amendment") is effective as of August 1, 2016, by and between
Marathon Petroleum Company LP, a Delaware limited partnership whose mailing address is 539 South Main Street, Findlay, Ohio 45840 ("MPC") and Marathon Pipe Line LLC, a Delaware limited liability company whose mailing address is 539 South Main Street, Findlay, Ohio 45840 ("MPL"), each company being sometimes referred to as a "Party"or collectively as the "Parties."

WITNESSETH:

WHEREAS, MPC and MPL entered into that certain Amended and Restated Operating Agreement dated October 31, 2012, as amended by the First Amendment to Amended and Restated Operating Agreement dated January 1, 2015 (collectively, the "Agreement");

WHEREAS, the Parties now wish to add the Canton Refinery - Tuscarawas River 18" Water system and include those other subject matter expert services provided by MPL to MPC as part of the Agreement;

WHEREAS, MPL and MPC entered into an Amended and Restated Agreement dated August 1, 2016 whereby MPL will operate and maintain the Canton Refinery - Tuscarawas River 18" Water system. The Parties agree that the Management Fee detailed in the Amended and Restated Agreement will be paid in accordance with this Second Amendment as part of the Management Fee;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Under Section 3.1 Agreement of Operator to Operate the Systems, add:

(w) Designate an unallocated account to be used for those services provided to MPC which are not included in other agreements such as tariff expertise, asset readiness for drops, accounting support, business development support, and any other services not already allocated.

2.Delete Exhibit "A" in its entirety and replace it with the attached Exhibit "A" dated August 1, 2016.

3.In all other respects, except as herein modified, the terms and provisions of the Agreement shall remain in full force and effect.

4.In the event of any conflict between the terms and provisions of this Second Amendment and terms and provisions of the Agreement, the terms and provisions of this Second Amendment shall prevail.

5.	Any terms not defined herein shall have the same meaning as specified in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first written above.

Marathon Petroleum Company LP		Marathon Pipe Line LLC
By: MPC Investment LLC, its General Partner

By:	/s/ John Swearingen	By:	/s/ Craig O. Pierson
Name:	John Swearingen	Name:	Craig O. Pierson
Title:	Senior VP T&L	Title:	President
Date:	8/26/16	Date:	8/26/16

Exhibit A

As of August 1, 2016

Pipeline Systems:

Canton Refinery - Tuscarawas River 18" Water Findlay - National Junction 4"-6" Crude Freedom - Toledo 8" Products
Hartford Terminal - Wood River Barge Dock 12" Products (three 12"product pipelines)
Heart Mountain Gathering (near Cody, WY) Martha KY Crude Gathering
Martinsville - Indianapolis 8" Products
Marrow County OH Gathering
Ohio Gathering
Tri-State Crude
West Seneca - Buffalo 6" Crude Willow Springs 14" Products Lateral

Eastern Crude Truck Unload
Western Crude Truck Unload

Clinton Tank Farm
Freedom Junction Tank Farm

**Separate agreements are in place for Neal, WV (Catlettsburg Propane) and Canton caverns.